UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 8, 2012

TALEO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51299	52-2190418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4140 Dublin Boulevard, Suite 400

Dublin, CA 94568

(Address of principal executive offices, including zip code)

(925) 452-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 8, 2012, Taleo Corporation (“Taleo”), OC Acquisition LLC (“Parent”), a wholly owned subsidiary of Oracle Corporation (“Oracle”), Tiger Acquisition Corporation, a wholly owned subsidiary of Parent (“Merger Sub”), and Oracle, solely with respect to certain obligations set forth therein, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions therein, Merger Sub will merge with and into Taleo. As a result of the merger, Merger Sub will cease to exist, and Taleo will survive as an indirect wholly owned subsidiary of Oracle.

Upon the consummation of the merger, subject to the terms of the Merger Agreement which has been unanimously approved by Taleo’s Board of Directors, each share of Taleo common stock outstanding immediately prior to the effective time of the merger (the “Effective Time”) (other than (i) shares owned by Oracle or any of Oracle’s subsidiaries, (ii) shares held by Taleo as treasury stock or by any subsidiary of Taleo and, (iii) shares to which appraisal rights are properly sought), will be converted into the right to receive $46.00 in cash, without interest (the “Merger Consideration”).

At the Effective Time, the unvested portion of each Taleo stock option, award of Taleo restricted stock units and award of shares of restricted Taleo common stock (the “Equity Awards”) that is outstanding immediately prior to the Effective Time and held by a person who is an employee of, or a consultant to, Taleo or any subsidiary of Taleo as of immediately prior to the Effective Time, will be assumed by Oracle and converted automatically into an option, restricted stock unit or restricted stock award, as the case may be, denominated in shares of Oracle common stock based on formulas set forth in the Merger Agreement and subject to terms and conditions substantially identical to those in effect at the Effective Time. Notwithstanding the foregoing, (i) the vested portion (including any portion that pursuant to its terms becomes vested solely as a result of the transactions contemplated by the Merger Agreement) of each outstanding Equity Award as of immediately prior to the Effective Time and (ii) the vested and unvested portion of each outstanding Equity Award held by a person who is not an employee of, or a consultant to, Taleo or any subsidiary of Taleo immediately prior to the Effective Time, will not be assumed by Oracle and will be cancelled and, in exchange therefor, each former holder of such Equity Award will have the right to receive an amount in cash equal to the product of (x) the aggregate number of shares of Taleo common stock subject to such Equity Award (or relevant portion thereof) immediately prior to the Effective Time and (y) the Merger Consideration less any per share exercise price of such Equity Award (or relevant portion thereof) immediately prior to such cancellation.

The completion of the merger is subject to customary conditions, including without limitation, (i) the adoption of the merger by Taleo’s stockholders; (ii) expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (iii) receipt of other required foreign antitrust approvals, if any.

The Merger Agreement contains customary representations, warranties and covenants of Taleo and Parent. Taleo has agreed, among other things, not to solicit alternative transactions. Taleo has also agreed, subject to certain exceptions, not to enter into discussions concerning, or provide confidential information in connection with, any alternative transaction. In addition, each of the parties have agreed to use their reasonable best efforts to cause the Merger to be consummated. The Merger Agreement, subject to certain exceptions, also requires Taleo to call and hold a stockholders’ meeting and for Taleo’s board of directors to recommend that Taleo stockholders adopt the Merger Agreement.

The Merger Agreement contains certain termination rights for both Taleo and Parent, and provides that, upon termination of the Merger Agreement under specified circumstances, including, but not limited to, if Taleo accepts a superior acquisition proposal, Taleo may be required to pay Parent a termination fee of $66.0 million. Taleo may also be required to reimburse Parent for up to $5.0 million of its out-of-pocket expenses in connection with the transaction under certain circumstances.

The above description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement. Certain representations and warranties contained in the Merger

Agreement were made only for the purposes of the agreement as of specific dates and may have been qualified or modified by certain disclosures between the parties, among other limitations. Some of the representations and warranties were made for the purposes of allocating contractual risk between the parties to the Merger Agreement and should not be relied upon as a disclosure of factual information relating to Parent or Taleo. The Merger Agreement is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Concurrently with entering into the Merger Agreement, certain stockholders of Taleo entered into Voting Agreements with Parent (collectively, the “Voting Agreements”) pursuant to which they agreed, among other things, to vote all voting securities of Taleo beneficially owned by them in favor of the adoption of the Merger Agreement. The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Voting Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events

On February 9, 2012, Taleo issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated February 8, 2012, by and among Taleo Corporation, OC Acquisition LLC, Tiger Acquisition Corporation and Oracle Corporation

99.1	Form of Voting Agreement and schedule of signatories thereto

99.2	Press Release, Issued by Taleo Corporation, dated February 9, 2012

Additional Information and Where to Find It

Taleo Corporation (“Taleo”) plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement in connection with the proposed merger with Tiger Acquisition Corporation, pursuant to which Taleo would be indirectly acquired by Oracle Corporation (the “Merger”). The proxy statement will contain important information about the proposed Merger and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Taleo through the web site maintained by the SEC at www.sec.gov, from Taleo by calling (925) 452-3120 or writing to Investor Relations at 4140 Dublin Boulevard, Suite 400, Dublin, California 94568, or by going to Taleo’s Investor Relations web site at http://ir.taleo.com/financials.cfm.

Taleo and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Taleo in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein and certain compensation arrangements based on or relating to the Merger will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in Taleo’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 15, 2011. This document is available free of charge at the SEC’s web site at www.sec.gov, from Taleo by calling (925) 452-3120 or writing to Investor Relations at 4140 Dublin Boulevard, Suite 400, Dublin, California 94568, or by going to Taleo’s Investor Relations web site at http://ir.taleo.com/financials.cfm.

Note on Forward-Looking Statements

The subject document contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding the expected benefits and costs of the transaction, the plans, strategies and objectives of management for future operations, and the expected closing of the proposed Merger. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Merger, satisfaction of closing conditions precedent to the consummation of the proposed Merger, including obtaining antitrust approvals in the U.S. and other jurisdictions, as applicable, the ability of Oracle to successfully integrate Taleo’s operations and employees, the ability to realize anticipated benefits of the proposed Merger, and such other risks as identified in Taleo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and Taleo’s most recent Quarterly Report on Form 10-Q, each as filed with the SEC, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. Taleo assumes no obligation to update any forward-looking statement contained in the subject document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEO CORPORATION

By:	/s/ Douglas C. Jeffries
Douglas C. Jeffries Executive Vice President and Chief Financial Officer

Date: February 9, 2012

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated February 8, 2012, by and among Taleo Corporation, OC Acquisition LLC, Tiger Acquisition Corporation and Oracle Corporation

99.1	Form of Voting Agreement and schedule of signatories thereto

99.2	Press Release, Issued by Taleo Corporation, dated February 9, 2012